DMSLIBRARY01\29330930.v4 NOTICE OF BORROWER SUBLIMIT REDUCTION NEGATIVE CONSENT Dated as of August 30, 2016 To the Lenders party to the Credit Agreement and the Administrative Agent referred to below Ladies and Gentlemen: Reference is made to the Credit Agreement, dated as of June 17, 2011 and as amended as of October 3, 2011, May 8, 2012, May 8, 2013, October 31, 2013 and March 31, 2014 (the “March 2014 Amendment”) (as so amended, the “Credit Agreement”), among FirstEnergy Solutions Corp. and Allegheny Energy Supply Company, LLC, as the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto, the swing line lenders party thereto and the Lenders party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement. In connection with the March Amendment the aggregate Commitments under the Credit Agreement were reduced to $1,500,000,000. The Borrowers have determined to reduce the Borrower Sublimits in an amount that is ratable to the commitment reduction in the March 2014 Amendment such that the Borrower Sublimit for FES is $900,000,000 and the Borrower Sublimit for Allegheny is $600,000,000 (collectively, the “Sublimit Reduction”). JP Morgan Chase Bank, N.A., in its capacity as a Lender and the Administrative Agent, is supportive of the Sublimit Reduction. Unless you contact Vivian Lee of J.P. Morgan at (212) 270-8099 or vivian.lee@jpmorgan.com by 5:00 p.m. (EDT) on September 6, 2016 indicating that you are not in support of the Sublimit Reduction your approval of the Sublimit Reduction will be deemed to be delivered and effective as of the date first above written. This agreement shall constitute a Loan Document under the Credit Agreement. The Administrative Agent does not intend to establish any course of dealing by seeking consent in this manner. Thank you for your attention to this matter. Exhibit 10.1